Filed Pursuant to Rule 424(b)(2)
Registration No. 333-144261

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 3, 2010

PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 2, 2007)

The Bank of New York Mellon Corporation

Shares of Common Stock

In connection with the forward sale agreement that we have entered into with Goldman, Sachs & Co. (the “forward purchaser”), the forward purchaser or its affiliates are, at our request, borrowing from third parties and selling              shares of our common stock (par value $0.01 per share), or “Common Stock”. If the forward purchaser or its affiliates are unable to borrow, or unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of this offering all or a portion of these shares of Common Stock, as described in this prospectus supplement, we will issue and sell for cash a number of shares equal to the number of shares that the forward purchaser or its affiliates do not borrow and sell, and the forward sale agreement shall not become effective with respect to such shares. We will not initially receive any proceeds from the sale of the borrowed shares of our Common Stock. We will settle the forward sale agreement on a date or dates specified by us within approximately five months of the date of this prospectus supplement. We may settle the forward sale agreement entirely by the physical delivery of shares of Common Stock for a cash purchase price or, subject to certain conditions, we may elect cash or net share settlement for all or a portion of our obligations under the forward sale agreement. See “Underwriting“ on page S-16 of this prospectus supplement for a description of the forward sale agreement.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BK.” On June 2, 2010, the last reported sale price of our Common Stock on the NYSE was $27.29 per share. Our Common Stock is not a savings account, deposit or other obligation of any of our bank or non-bank subsidiaries and is not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

Investing in Common Stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement to read about factors you should consider before buying Common Stock.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting fees	$	$
Proceeds to The Bank of New York Mellon Corporation (before expenses)(1)	$	$

(1)	Depending on the price of our Common Stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement, which settlement will occur within approximately five months of the date of this prospectus supplement. For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement is physically settled in whole based on the initial forward sale price of $ . The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting.”

The underwriters expect to deliver the Common Stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about June     , 2010.

Goldman, Sachs & Co.	Citi

Prospectus Supplement dated June     , 2010

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, or information incorporated by reference herein. None of us, any underwriter, any forward purchaser or our or their respective agents have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We are not offering our Common Stock in any state where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “The Bank of New York Mellon Corporation”, “we”, “our” and “us” mean The Bank of New York Mellon Corporation and do not include its consolidated subsidiaries. References to “the Company” mean The Bank of New York Mellon Corporation, together with its consolidated subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the “SEC”). The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We have filed and will file proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov.”

The SEC allows us to incorporate documents by reference in this prospectus supplement. This means that if we list or refer to a document which we have filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus supplement.

The documents listed below are incorporated by reference into this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 26, 2010, as amended by Form 10-K/A, filed on May 14, 2010 (SEC File No. 000-52710);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed on May 7, 2010 (SEC File No. 000-52710);

•	Our Current Reports on Form 8-K, filed on February 3, 2010, February 16, 2010, March 10, 2010, April 16, 2010 and May 14, 2010;

•	Our definitive Proxy Statement on Schedule 14A, filed on March 15, 2010;

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•

The description of our Common Stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description; and

•

Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone: (212) 635-1787

FORWARD-LOOKING STATEMENTS

The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about our future results, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, and our plans, objectives and strategies. In addition, these forward-looking statements relate to: the Community Reinvestment Act of 1977; the effect of regulation of current financial markets on competition; the implementation and impact of pending and proposed legislation and regulation, including the Federal Reserve and Financial Stability Boards’ proposals on compensation policies, the proposed Financial Crisis Responsibility Fee, Basel II and the SEC’s proposed and adopted money market reforms; the adequacy of our owned and leased facilities; access to capital markets; the impact of judgments and settlements, if any, arising from pending or potential legal actions or regulatory matters; and the adequacy of tax reserves. These forward-looking statements, and other forward-looking statements contained in our other public disclosures are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond our control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to uncertainties inherent in the litigation and litigation settlement process. Factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” below and in our Annual Report on Form 10-K for the year ended December 31, 2009.

All forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our Common Stock. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in our Common Stock is appropriate for you.

The Bank of New York Mellon Corporation

The Bank of New York Mellon Corporation provides a comprehensive array of services that enable institutions and individuals to manage and service their financial assets in more than 100 markets worldwide. At March 31, 2010, we had approximately $22.4 trillion in assets under custody and administration and $1.1 trillion in assets under management, serviced $11.8 trillion in outstanding debt and, on average, processed $1.5 trillion of global payments per day.

The Bank of New York Mellon Corporation is a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, The Bank of New York Mellon Corporation and its subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at One Wall Street, New York, New York 10286, telephone number: (212) 495-1784.

Summary of the Offering

The following summary contains basic information about our Common Stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our Common Stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock”.

Common stock offered by the underwriters	shares

Common stock outstanding after this offering	shares(1)(2)(3)

Common stock to be outstanding after settlement of the forward sale agreement assuming physical settlement in whole	shares(2)(3)

Use of proceeds

We will not initially receive any proceeds from the sale of the borrowed shares of our Common Stock pursuant to this prospectus supplement. If the forward purchaser or its affiliates are unable to borrow, or unable to borrow at a cost not greater than a specified threshold, all or a portion of the shares of our Common Stock that are the subject of this offering, as described in this prospectus supplement, we will issue and sell for cash a number of shares equal to the number of shares that the forward purchaser or its affiliates do not borrow and sell. Depending on the price of our Common Stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement, which settlement must occur within approximately five months of the date of this prospectus supplement. Assuming that the forward sale agreement is physically settled in whole based upon the initial forward sale price of $            , we expect to receive upon settlement proceeds of approximately $            , net of underwriting discounts and commissions but before estimated expenses. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting” for a description of the forward sale agreement.

We intend to use any proceeds that we receive to consummate our acquisition of PNC’s Global Investment Servicing Inc. business or for general corporate purposes and may contribute some portion of the net proceeds to the capital of our subsidiaries, which will use any such amount for their general corporate purposes.

Accounting Treatment	Before any issuance of shares of our Common Stock upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our Common Stock used in calculating diluted earnings per share is increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement in whole over the number of shares that could be purchased by us in the market (based on the average market price during the reporting period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period).

Consequently, prior to settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during reporting periods in which the average market price of our Common Stock is above the per share adjusted forward sale price, which is initially $             (which is the public offering price of our Common Stock after deducting the applicable underwriting discount and commissions shown on the cover of this prospectus supplement but before estimated expenses), subject to adjustment based on the federal funds rate less a spread, and subject to decrease by the amount of $0.09 per share on each of July 30, 2010 and October 29, 2010. If we decide to physically or net share settle the forward sale agreement, our delivery of shares of our Common Stock upon any physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

Listing	The NYSE, Symbol: “BK”

(1)	Unless otherwise specified, in this prospectus supplement we assume that we will not be required to issue the shares of our Common Stock that are the subject of this offering. If the forward purchaser or its affiliates are unable to borrow, or unable to borrow at a cost not greater than a specified threshold, all or a portion of the shares of our Common Stock that are the subject of this offering, as described in this prospectus supplement, we will issue and sell for cash to the underwriters a number of shares equal to the number of shares that the forward purchaser or its affiliates do not borrow and sell.
(2)	The number of shares of Common Stock outstanding immediately after the closing of this offering is based on 1,212,940,571 shares of Common Stock outstanding as of March 31, 2010.
(3)	Unless otherwise indicated, the number of shares of Common Stock presented in this prospectus supplement excludes 161,786,798 shares of Common Stock issuable under our stock compensation plans, as of December 31, 2009.

RISK FACTORS

An investment in our Common Stock involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2009, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Settlement provisions contained in the forward sale agreement subject us to certain risks.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•

the forward purchaser or an affiliate thereof is unable to continue to borrow a number of shares of our Common Stock equal to the number of shares underlying the forward sale agreement or the cost of borrowing shares of our Common Stock has increased above a specified amount and we have elected not to compensate the forward purchaser for such increased cost;

•

the forward purchaser or an affiliate thereof would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to hedge our Common Stock and we have elected not to compensate the forward purchaser for such increased cost;

•

we declare any dividend or distribution on shares of our Common Stock (other than (i) a distribution or dividend of any shares of our Common Stock to existing holders by way of bonus, capitalization or similar issue, (ii) a distribution, issue or dividend to existing holders of shares of our Common Stock of such shares of our Common Stock or (iii) a regular quarterly cash dividend equal to or less than $0.09 per share that is paid to holders of record on each of July 30, 2010 and October 29, 2010 (or in each case, any later date));

•

an extraordinary event (as defined in the forward sale agreement) occurs, including certain mergers and certain events involving our nationalization or the delisting of our Common Stock (each as more fully described in the forward sale agreement); or

•

an event of default or a termination event (each as defined in the forward sale agreement) occurs, including a material misrepresentation made by us under the forward sale agreement or a change in law (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Common Stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Except in the case that the forward purchaser exercises its right to require us to physically settle the forward sale agreement as described above, and under certain other limited circumstances as described in the forward sale agreement, we have the right to elect physical, net share or cash settlement under the forward sale agreement. If we decide to physically settle any portion of the forward sale agreement, our delivery of shares of our Common Stock upon such physical settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity. Although we expect to physically settle the forward agreement entirely by the delivery of shares of our Common Stock, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward agreement if we conclude that it is in our interest to do so. If we elect cash settlement or net share settlement for all or a portion of the shares of our Common Stock included in the forward sale agreement, we would expect the forward purchaser or one of its affiliates to purchase shares of our Common Stock or enter into or terminate other transactions in order to unwind its hedge positions related to the forward sale agreement and, in certain circumstances, to deliver shares to us. If the market value of our Common Stock at the time of such unwind activity is above the forward sale price, we would pay the forward purchaser under the forward sale agreement an amount in cash equal to the difference, or deliver shares with an equivalent value. Thus, we would be responsible for a potentially substantial cash payment or a potentially substantial share delivery that would result in dilution to our earnings per share and return on equity. See “Underwriting” for information on the forward sale agreement.

In addition, the purchase of shares of our Common Stock or other hedge unwind activity by the forward purchaser or its affiliates related to the forward sale agreement could cause the price of our Common Stock to increase over time, thereby increasing the amount we would owe to the forward purchaser upon a cash settlement or net share settlement of the forward sale agreement.

In case of our bankruptcy, the forward sale agreement will automatically terminate, and we will not receive the expected proceeds from physically settling the forward sale agreement.

If a proceeding commences with respect to us seeking a judgment or any other relief under the United States bankruptcy code, the forward sale agreement will terminate. If the forward sale agreement terminates, we will not be obligated to deliver to the forward purchaser any shares not previously delivered (or to pay any cash to the forward purchaser) under the forward sale agreement, and the forward purchaser will be discharged from its obligation to pay its settlement price in respect of any shares not previously settled (or to deliver any shares to us) under the forward sale agreement. Therefore, to the extent that there were any shares with respect to which the forward sale agreement has not been settled at the time of commencement of such bankruptcy proceedings, we would not receive the forward sale price in respect of those shares (or receive any shares under the forward sale agreement).

The price of our Common Stock may fluctuate significantly, which may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	actions by our current stockholders, including sales of Common Stock by existing stockholders and/or directors and executive officers;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our Common Stock will continue to fluctuate and there can be no assurances about the market prices for our Common Stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The issuance of any additional shares of Common Stock or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to stockholders of our Common Stock. Holders of shares of our Common Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our Common Stock could decline as a result of sales of shares of our Common Stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our Common Stock and diluting their stock holdings in us.

Offerings of debt, which would be senior to our Common Stock upon liquidation, and/or preferred equity securities which may be senior to our Common Stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our Common Stock.

We may attempt to increase our capital resources or, if our or the capital ratio of any of our banking subsidiaries fall below the required minimums, we or such banking subsidiary could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock, or both. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution.

Our Board of Directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our Common Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

Therefore, if we issue preferred stock in the future that has a preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

Legislative actions taken now or in the future may have a significant adverse effect on the Company’s operations.

Recent events in the financial services industry and, more generally, in the financial markets and the economy, have led to various proposals for changes in the regulation of the financial services industry. In 2009, legislation proposing significant structural and other revisions to the regulation of the financial services industry was introduced in the U.S. Congress. A widesweeping version of such legislation was passed by the House of Representatives in 2009 and another widesweeping version was passed by the Senate in May 2010. Some form of this legislation is likely to be enacted in the near future. The legislation in both the House and Senate would impose higher capital standards and numerous other requirements on “systemically significant institutions.” This term is expected to include, among other things, all bank holding companies with assets of at least $50 billion, which would include the Company. The Federal Reserve is, however, anticipated to establish graduated requirements depending on a wide variety of factors.

Among numerous other provisions that could have an effect on the Company are:

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A change in the assessment base for federal deposit insurance from the amount of insured deposits to consolidated assets less tangible equity. This change, if implemented, likely would result in significantly higher deposit insurance assessments for banks with substantial international operations, including The Bank of New York Mellon.

•

The so-called “Volcker” rule provisions, which would require the federal banking agencies, through joint rulemaking and reflecting recommendations and modifications by the proposed Financial Stability Oversight Council, to prohibit proprietary trading and sponsorship of or investment in hedge funds or private equity funds by insured depository institutions and certain of their affiliates. This could limit or prohibit certain of our existing asset management activities.

•

A provision in the Senate legislation would apply the regulatory capital requirements for banks to bank holding companies, which could potentially exclude all trust preferred securities and cumulative preferred from Tier 1 capital of bank holding companies, such as The Bank of New York Mellon Corporation.

Although there can be no assurance that any or all of these legislative changes will ultimately be enacted, any such changes, if enacted, may impact the profitability of our business activities and require that we change certain of our business practices, and could expose us to additional costs (including increased compliance costs). These changes may also require us to invest significant management attention and resources to make any necessary changes.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the borrowed shares of our Common Stock pursuant to this prospectus supplement. If the forward purchaser or its affiliates are unable to borrow, or unable to borrow at a cost not greater than a specified threshold, all or a portion of the shares of our Common Stock that are the subject of this offering, as described in this prospectus supplement, we will issue and sell for cash a number of shares equal to the number of shares that the forward purchaser or its affiliates do not borrow and sell. Depending on the price of our Common Stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement, which settlement must occur within approximately five months of the date of this prospectus supplement. Assuming that the forward sale agreement is physically settled in whole based on the initial forward sale price of $            , we expect to receive proceeds upon settlement of approximately $            , net of underwriting discounts and commissions but before estimated expenses. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting” for a description of the forward sale agreement.

We intend to use any proceeds that we receive to consummate our acquisition of PNC’s Global Investment Servicing Inc. business or for general corporate purposes and may contribute some portion of the net proceeds to the capital of our subsidiaries, which will use any such amount for their general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following section is a summary and does not describe every right, term or condition of owning our capital stock. We urge you to read our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) because they describe your rights as a holder of our Common Stock. We have filed our certificate of incorporation as Exhibit 3.1 to a Current Report on Form 8-K, filed with the SEC on July 2, 2007 and our bylaws as an Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010. See “Where You Can Find More Information”. The information in this prospectus supplement and in the accompanying prospectus is qualified in all respects by reference to the provisions of our certificate of incorporation, bylaws and the DGCL.

As of March 31, 2010, there were 1,212,940,571 shares of Common Stock issued and outstanding and 5,001 shares of Series A Preferred Stock reserved for issuance under the stock purchase agreement referred to below.

Common Stock

Each share of our Common Stock has the same relative rights as, and is identical in all respects with, each other share of Common Stock. Our Common Stock represents non-withdrawable capital, is not an account of an insurable type, and is not insured by the FDIC or any other government agency. Our Common Stock is traded on the NYSE. The transfer agent and registrar for our Common Stock is BNY Mellon Shareowner Services.

For a more complete understanding of our Common Stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock”.

Preferred Stock

The following summary contains basic information about our preferred stock. For a more complete understanding of our preferred stock, you should read the section of the accompanying prospectus entitled “Description of Preferred Stock”.

Series A Preferred Stock. In connection with the offering of the 6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (the “Trust”), Mellon entered into a stock purchase agreement with the Trust under which Mellon agreed to issue and sell to the Trust one share of Mellon’s Non-Cumulative Perpetual Preferred Stock, Series L, $100,000 liquidation preference per share (the “Mellon Series L Preferred Stock”). Upon the merger of Bank of New York and Mellon on July 1, 2007 to form The Bank of New York Mellon Corporation, we, as successor-in-interest to Mellon, became subject to the terms of the stock purchase agreement. As a result, we filed a certificate of designations with the Department of State of the State of Delaware relating to our Non-Cumulative Preferred Stock, Series A, $100,000 liquidation preference per share (“Series A Preferred Stock”), which will be issued in connection with the settlement of the stock purchase agreement rather than the Mellon Series L Preferred Stock.

Series A Preferred Stock, when issued, will pay non-cumulative cash dividends only when, as and if declared by our board of directors. Any dividends on shares of Series A Preferred Stock will be calculated (a) if the Series A Preferred Stock is issued prior to June 20, 2012, at a rate per annum equal to 6.244% until June 20, 2012, payable semi-annually, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal a rate determined by reference to the three-month LIBOR with a minimum of 4.000%, payable quarterly. If we pay a partial dividend or skip a dividend payment on the Series A Preferred Stock at any time, we will be subject to certain restrictions.

Subject to certain conditions (including but not limited to date restrictions, Federal Reserve approval and covenanting in favor of certain debt holders), the Series A Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends without regard to any undeclared dividends. The Series A Preferred Stock will not be subject to any sinking fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.

The Series A Preferred Stock will have no voting rights, except as provided below or as otherwise provided by applicable law. If and when dividends payable on the Series A Preferred Stock or on our any other class or series of stock, ranking on a parity with the Series A Preferred Stock as to payment of dividends and that have comparable voting rights (the “Series A Voting Parity Stock”), shall have not been declared and paid in full for at least six quarterly dividend periods, the authorized number of directors then constituting our board of directors will be increased by two and the holders of shares of Series A Preferred Stock, together with the holders of all other affected classes and series of Series A Voting Parity Stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights shall continue until full dividends have been paid for at least one year or until cumulative dividends have been paid in full, as the case may be. So long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock shall be necessary for effecting or validating: (i) any amendment of our certificate of incorporation to authorize, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment, alteration or repeal of any provision of our certificate of incorporation or bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; or (ii) any merger or consolidation of us with or into any entity other than a corporation, or any merger or consolidation of us with or into any other corporation if we are not the surviving corporation in such merger or consolidation and if the Series A Preferred Stock is changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting corporation, or a corporation controlling such corporation, having voting powers, preferences and special rights that, if such change were effected by amendment of our certificate of incorporation, would not require a vote of the holders of the Series A Preferred Stock. The Series A Preferred Stock will provide no preemptive rights.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

TO NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our Common Stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from Common Stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our Common Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our Common Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our Common Stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our Common Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of our Common Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•

a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our Common Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold our Common Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our Common Stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Common Stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Under recently enacted legislation, a 30% withholding tax would be imposed on certain payments that are made after December 31, 2012 to certain foreign financial institutions, investment funds and other non-US persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments would include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends.

Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments, and

•	the payment of the proceeds from the sale of Common Stock effected at a United States office of a broker,

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of Common Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of Common Stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of our Common Stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of plan assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold shares of our Common Stock should consider whether an investment in our Common Stock would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ( “ERISA”), or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans (each a “Plan”, and, collectively, the “Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code, or “parties in interest” with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws (the “Similar Laws”).

The acquisition, holding and/or disposition of our Common Stock by a Plan with respect to which we, the underwriters or certain of our affiliates is or becomes a party in interest may constitute or result in prohibited transactions under ERISA or Section 4975 of the Code, unless our Common Stock is acquired or held pursuant to and in accordance with an applicable exemption. Accordingly, in such situations, our Common Stock may not be purchased, held or disposed of by any Plan or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for the exemptive relief available under a Prohibited Transaction Class Exemption, (a “PTCE”), such as PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1 or PTCE 84-14, issued by the U.S. Department of Labor or there is some other basis on which the purchase, holding and disposition of Common Stock is not prohibited, such as the exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, or the “Service Provider Exemption” for certain transactions with non-fiduciary service providers for transactions that are for adequate consideration.

Each purchaser or holder of our Common Stock or any interest therein, and each person making the decision to purchase or hold our Common Stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), on each day from the date on which the purchaser or holder acquires its interest in our Common Stock to the date on which the purchaser or holder disposes of its interest in our Common Stock, by its purchase or holding of our Common Stock or any interest therein that (a) its purchase and holding of our Common Stock is not made on behalf of or with “plan assets” of any Plan, or (b) if its purchase and holding of our Common Stock is made on behalf of or with “plan assets” of a Plan, then (i) its purchase and holding of our Common Stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) neither we, the underwriters, nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21) of ERISA) in connection with the purchase or holding or disposition of our Common Stock and has not provided any advice that has formed or may form a basis for any investment decision concerning the purchase, holding or disposition of our Common Stock. Each purchaser and holder of our Common Stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of our Common Stock or any interest therein that such purchase and holding, or any subsequent disposition, does not violate any applicable Similar Laws or rules.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing, holding or disposing of our Common Stock on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase, holding or disposition under Similar Laws, as applicable.

UNDERWRITING

Goldman, Sachs & Co. and Citigroup Global Markets Inc. are the representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement, the forward purchaser or its affiliates have agreed to sell to the underwriters named below, and the underwriters through their representatives have severally agreed to purchase from the forward purchaser or its affiliates the number of shares of Common Stock listed opposite their names below.

Underwriters	Number of Shares
Goldman, Sachs & Co.
Citigroup Global Markets Inc.

Total

Subject to the conditions precedent specified in the underwriting agreement, the underwriters are committed to take and pay for all of the shares being offered, if any are taken.

The forward purchaser or its affiliates are, at our request, borrowing from third parties and selling              shares of our Common Stock in connection with the forward sale agreement that we have entered into with the forward purchaser. If the forward purchaser is unable to borrow, or unable to borrow at a cost not greater than a specified threshold, and deliver for sale on the anticipated closing date of this offering all or a portion of the shares of Common Stock to which the forward sale agreement relates, then the number of shares of our Common Stock to which the forward sale agreement relates will be reduced to the number that the forward purchaser or its affiliate can so borrow and deliver. In the event that the number of shares to which the forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our Common Stock from the forward purchaser or its affiliate and the obligation of the forward purchaser or its affiliate to borrow such shares for delivery and sale to the underwriters will be replaced with the commitments to purchase from us and our corresponding obligation to issue and sell directly to the underwriters for cash all or such portion of the number of shares not borrowed and delivered by the forward purchaser or its affiliate. The representatives of the underwriters will have the right to postpone the closing date for one New York business day to effect any necessary changes to the documents or arrangements.

We will not initially receive any proceeds from the sale of the borrowed shares of our Common Stock pursuant to this prospectus supplement. Depending on the price of our Common Stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within approximately five months from the date of this prospectus supplement. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our Common Stock to the forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $             per share, which is the public offering price of our Common Stock after deducting the applicable underwriting discount and commissions shown on the cover of this prospectus supplement but before estimated expenses. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease by $0.09 per share on each of July 30, 2010 and October 29, 2010. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread.

Before any issuance of shares of our Common Stock upon settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our Common Stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the reporting period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during reporting periods when the average market price of our Common Stock is above the per share adjusted forward sale price, which is initially $             (which is the public offering price of our Common Stock after deducting the applicable underwriting discount and commissions shown on the cover of this prospectus supplement but before estimated expenses), subject to adjustment as described above. If we decide to physically or net share settle the forward sale agreement, our delivery of shares of our Common Stock upon any physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•

the forward purchaser or an affiliate thereof is unable to continue to borrow a number of shares of our Common Stock equal to the number of shares underlying the forward sale agreement or the cost of borrowing shares of our Common Stock has increased above a specified amount and we have elected not to compensate the forward purchaser for such increased cost;

•

the forward purchaser or an affiliate thereof would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to hedge our Common Stock and we have elected not to compensate the forward purchaser for such increased cost;

•

we declare any dividend or distribution on shares of our Common Stock (other than (i) a distribution or dividend of any shares of our Common Stock to existing holders by way of bonus, capitalization or similar issue, (ii) a distribution, issue or dividend to existing holders of shares of our Common Stock of such shares of our Common Stock or (iii) a regular quarterly cash dividend equal to or less than $0.09 per share that is paid to holders of record on each of July 30, 2010 and October 29, 2010 (or, in each case, any later date));

•

an extraordinary event (as defined in the forward sale agreement) occurs, including certain mergers and certain events involving our nationalization or the delisting of our Common Stock (each as more fully described in the forward sale agreement); or

•

an event of default or a termination event (each as defined in the forward sale agreement) occurs, including a material misrepresentation made by us under the forward sale agreement or a change in law (each as more fully described in the forward sale agreement).

The forward purchaser’s decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Common Stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

Except in the case that the forward purchaser exercises its right to require us to physically settle the forward sale agreement as described above, and under certain other limited circumstances as described in the forward sale agreement, we have the right to elect physical, net share or cash settlement under the forward sale agreement. If we decide to physically settle any portion of the forward sale agreement, our delivery of shares of our Common Stock upon such physical settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity. Although we expect to physically settle the forward agreement entirely by the delivery of shares of our Common Stock, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash or net share settle if we have no current use for all or a portion of the net proceeds.

In the event that we elect to cash settle the forward sale agreement, the cash settlement amount for the forward sale agreement will be equal to (1) the number of shares under the forward sale agreement being settled, multiplied by (2) (a) the weighted average price per share of our Common Stock at which the forward purchaser or its affiliate unwinds its hedge positions related to the forward sale agreement plus $0.02, minus (b) the weighted average of the forward sale prices on each day in which the forward purchaser or affiliate closes out its hedge positions related to the forward sale agreement. If this cash settlement amount is a positive number, we will pay that amount to the forward purchaser. If this cash settlement amount is a negative number, the forward purchaser will pay the absolute value of that amount to us. Thus, in the case of cash settlement, we may be responsible for a potentially substantial cash payment.

In the event that we elect to net share settle the forward sale agreement, the net share settlement amount for the forward sale agreement will be equal to (1) the cash settlement amount for the forward sale agreement, as if we elected cash settlement, divided by (2) the weighted average price per share of our Common Stock at which the forward purchaser or its affiliate unwinds its hedge positions related to the forward sale agreement or purchases shares for delivery to us, plus $0.02. If this net share settlement amount is a positive number, we will deliver a number of shares of our Common Stock equal to such amount to relevant forward purchaser. If this net share settlement amount is a negative number, the forward purchaser will deliver a number of shares of our Common Stock equal to the absolute value of that amount to us. Thus, in the case of net share settlement, we may be obligated to deliver a potentially substantial number of shares of our Common Stock, which would result in dilution to our earnings per share and return on equity.

In connection with cash settlement or net share settlement under the forward sale agreement, we would expect the forward purchaser or its affiliate to purchase shares of our Common Stock or enter into or terminate other transactions in order to unwind its hedge positions related to the forward sale agreement and, in certain circumstances, to deliver shares to us. Such purchase of shares of our Common Stock or other hedge unwind activity by the forward purchaser or its affiliate could cause the price of our Common Stock to increase over time, thereby increasing the amount of cash, in the case of cash settlement, or the number of shares of our Common Stock, in the case of net share settlement, we would owe to the forward purchaser.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by The Bank of New York Mellon Corporation.

Per Share	$
Total	$

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. The information above assumes that the forward sale agreement is physically settled in whole based upon the initial forward sale price of $             and by the delivery of              shares of our Common Stock. If we physically settle the forward sale agreement in whole, we expect to receive proceeds of approximately $            , net of underwriting discounts and commissions but before estimated expenses, subject to certain adjustments as described above. Settlements must occur no later than approximately five months after the date of this prospectus supplement. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Bank of New York Mellon Corporation and its directors and certain executive officers have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of this prospectus supplement continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans.

In connection with the offering, the underwriters may purchase and sell shares of our Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters intend to offer the shares of our Common Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the shares of our Common Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d)	in any other circumstances which do not require the publication by The Bank of New York Mellon Corporation of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to The Bank of New York Mellon Corporation; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the

SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Bank of New York Mellon Corporation estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $450,000.

The Bank of New York Mellon Corporation has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters, the forward purchaser and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters, the forward purchaser and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters, the forward purchaser and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of the issuer.

VALIDITY OF THE SHARES

The validity of the shares of Common Stock offered hereby will be passed upon for us by Mr. Arlie R. Nogay, Chief Securities Counsel of The Bank of New York Mellon Corporation. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York has advised the forward purchaser or its affiliates with respect to the forward sale agreement. As of the date of this prospectus supplement, Mr. Nogay owns less than 1% of the Company’s securities. Cleary Gottlieb Steen & Hamilton LLP regularly performs legal services for us and our affiliates. Sullivan & Cromwell LLP advised us concerning certain matters relating to the offering.

EXPERTS

The consolidated balance sheets of The Bank of New York Mellon Corporation as of December 31, 2009 and 2008, and the related consolidated statements of income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements references that in 2009 The Bank of New York Mellon Corporation changed its methods of accounting for other-than-temporary impairments and, in 2008 The Bank of New York Mellon Corporation changed its methods of accounting for fair value measurements and its election of the fair value option for certain financial assets.

PROSPECTUS

The Bank of New York Mellon Corporation

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

BNY Capital VI	BNY Capital VII
BNY Capital VIII	BNY Capital IX
BNY Capital X	Mellon Capital V

Trust Preferred Securities

(fully and unconditionally guaranteed on a subordinated basis,

as described herein, by The Bank of New York Mellon Corporation)

Mellon Funding Corporation

Debt Securities

Unconditionally Guaranteed by The Bank of New York Mellon Corporation

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as the “Company” or “we”), and each of BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust”), Mellon Capital V (“Mellon Trust”) and Mellon Funding Corporation, a Pennsylvania corporation (“Mellon Funding”), referred to above may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the Common Stock, par value $0.01 per share, of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. The Company will not receive any proceeds from the sale of shares by a selling shareholder.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read this prospectus and any supplement carefully before you invest. The supplement may also add to, update or change information contained in this prospectus.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors” on page 4 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY, ANY BNY TRUST, MELLON TRUST OR MELLON FUNDING AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Capital Markets, Inc., Mellon Financial Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

The date of this prospectus is July 2, 2007.

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on the Company, The Bank of New York Company, Inc. (“Bank of New York”) and Mellon Financial Corporation (“Mellon Financial”), and their respective financial statements. The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company, BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust” and, together, the “BNY Trusts”) and Mellon Capital V (the “Mellon Trust”), all statutory trusts formed under the laws of the State of Delaware, and Mellon Funding Corporation (“Mellon Funding”), a financing subsidiary of the Company, have filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure the Company, the BNY Trusts, the Mellon Trust and Mellon Funding may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	unsecured Debt Securities of Mellon Funding,

•	Guarantees of the Company of the Debt Securities of Mellon Funding,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Trust Preferred Securities of a BNY Trust,

•	Trust Preferred Securities of the Mellon Trust,

•	Guarantees of the Company relating to the Trust Preferred Securities,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company, each BNY Trust, the Mellon Trust and Mellon Funding may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company, each BNY Trust, the Mellon Trust and Mellon Funding directly or through dealers or agents designated from time to time, who may be affiliates of the Company, each BNY Trust, the Mellon Trust and Mellon Funding. If the Company, a BNY Trust, the Mellon Trust or Mellon Funding directly or through agents, solicits offers to purchase the securities, the Company, such BNY Trust, the Mellon Trust or Mellon Funding reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company, each BNY Trust, the Mellon Trust and Mellon Funding.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution.” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

THE COMPANY

The Company was formed on February 9, 2007. The Company began operations on July 2, 2007, when Bank of New York and Mellon Financial merged with and into the Company (the “merger”). The Company is headquartered in New York, New York. The businesses formerly conducted by Bank of New York and Mellon Financial are described below. Unaudited pro forma financial information of the Company for the period ended March 31, 2007 can be found in Form 8-K filings made by each of Bank of New York and Mellon Financial on May 11 and May 10, 2007, respectively. Additional information about the Company can be found in our Joint Proxy Statement/Prospectus dated April 17, 2007 filed with the SEC and incorporated herein by reference.

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. As such, the Company and its subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Bank of New York

Bank of New York’s businesses provide a broad array of banking and other financial services worldwide through its core competencies: securities servicing, treasury management and asset and wealth management. Bank of New York’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Bank of New York’s principal wholly owned banking subsidiary, which was founded in 1784, was New York’s first bank and is the nation’s oldest bank. At March 31, 2007, Bank of New York had total assets of $100 billion, shareholders’ equity of $11.5 billion, assets under management of approximately $200 billion and assets under custody of $14 trillion.

Mellon Financial

Mellon Financial’s businesses provide financial services for institutions, corporations and governmental bodies, as well as entities sponsored by them; and high net worth individuals and families, family offices and charitable endowments, consisting of asset management, wealth management, asset servicing, issuer services and treasury services. At March 31, 2007, Mellon Financial had total assets of $40 billion, shareholders’ equity of $4.9 billion and assets under management, administration or custody of approximately $5.8 trillion, including $1.03 trillion under management. Mellon Financial was originally formed as a holding company for Mellon Bank, N.A., which has its executive offices in Pittsburgh, Pennsylvania. With its predecessors, Mellon Bank, N.A. has been in business since 1869.

MELLON FUNDING CORPORATION

Mellon Funding, a wholly owned subsidiary of the Company, is incorporated in Pennsylvania. It functioned as a financing entity for Mellon Financial and its subsidiaries prior to the merger by issuing commercial paper and other debt guaranteed by Mellon Financial and may continue to be used as a financing entity for the Company and its subsidiaries.

THE CAPITAL TRUSTS

The BNY Trusts

Each BNY Trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed by Bank of New York, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust agreement was assumed by operation of law in the merger by the Company. Each such trust agreement will be amended and restated in its entirety (each, as so amended and restated, a “Trust Agreement”) substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784.

The Mellon Trust

The Mellon Trust is a statutory trust formed under Delaware law pursuant to a trust agreement between Mellon Financial, as depositor of the trust, and the Delaware trustee of the trust, and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement was assumed by operation of law in the merger by the Company. The trust agreement of the trust will be amended and restated in its entirety, substantially in the form of the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part, prior to the issuance of securities by the trust. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The principal executive office of the trust is One Mellon Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Secretary, and its telephone number is (412) 234-5000.

The Trusts

Each BNY Trust and the Mellon Trust, each referred to as a “Capital Trust” and collectively, the “Capital Trusts,” may offer to the public, from time to time, preferred securities (the “Trust Preferred Securities”) representing preferred beneficial interests in the applicable Capital Trust. In addition to Trust Preferred Securities offered to the public, each Capital Trust will sell to the Company common securities representing common ownership interests in such Capital Trust (the “Trust Common Securities”). All of the Trust Common Securities of each Capital Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the “Trust Securities.”

The prospectus supplement relating to any Trust Preferred Securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the Capital Trust issuing the Trust Preferred Securities.

RISK FACTORS

Bank of New York and Mellon Financial have included discussions of cautionary factors describing risks relating to their respective businesses and an investment in their securities in their Annual Reports on Form 10-K and updates to such discussions in their Quarterly Reports on Form 10-Q filed with the SEC. These reports are incorporated by reference into this prospectus. See “Where You Can Find More Information” for an explanation of how to get a copy of any of these reports. The Company has also included risk factors relating to the merger and post-merger conditions in its Joint Proxy Statement/Prospectus dated April 17, 2007 filed with the SEC. Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in those reports, the Joint Proxy Statement/Prospectus and in any prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

CERTAIN REGULATORY CONSIDERATIONS

General

As a bank holding company and a financial holding company, the Company is subject to the regulation, supervision and examination of the Federal Reserve Board under the Bank Holding Company Act of 1956 (the “BHC Act”). As a financial holding company, the Company may engage in a broader range of activities and is entitled to use a more streamlined regulatory approval framework than bank holding companies that are not financial holding companies. In order to continue its financial holding company status, the Company must remain “well capitalized” and “well managed” and must maintain at least a “satisfactory” rating under the Community Reinvestment Act, all as determined by the Federal Reserve Board.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to the Company, please refer to each of Bank of New York’s and Mellon Financial’s Quarterly Report on Form 10-Q for the period ended March 31, 2007 and Annual Report on Form 10-K for the year ended December 31, 2006 and any subsequent reports filed with the SEC by the Company, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of investors.

The Company’s earnings are affected by the legislative and governmental actions of various regulatory authorities, including the Federal Reserve Board. In addition, there are numerous governmental requirements and regulations which affect the Company’s business activities. A change in the applicable statutes, regulations or regulatory policy may have a material effect on the Company’s business. Depository institutions, such as our subsidiaries, The Bank of New York (the “Bank”) and Mellon Bank, N.A. (“Mellon Bank”), are also affected by various state and federal laws, including those related to consumer protection, privacy, anti-money laundering and similar matters.

The Bank and Mellon Bank are the major subsidiary depository institutions of the Company. The Bank is a New York chartered banking corporation, a member of the Federal Reserve and subject to regulation, supervision and examination by the Federal Reserve Board, the New York State Banking Department and the Federal Deposit Insurance Corporation, which insures, up to applicable limits, the deposits of the Bank, Mellon Bank and the Company’s other insured bank subsidiaries. Mellon Bank is a national bank, a regulated entity permitted to engage only in banking and activities incidental to banking. Mellon Bank is primarily regulated by the Office of the Comptroller of the Currency, or “OCC,” which also examines its loan portfolios and reviews the sufficiency of its loan loss reserves. The OCC has the authority under the Financial Institutions Supervisory Act to prohibit national banks, such as Mellon Bank, from engaging in any act which, in the OCC’s opinion, constitutes an unsafe or unsound practice.

The Company also has other financial service subsidiaries that are subject to regulation, supervision and examination by the Federal Reserve Board, as well as other applicable state and federal regulatory agencies and self regulatory organizations. For example, the Company’s brokerage subsidiaries are subject to supervision and regulation by the SEC, the National Association of Securities Dealers, the New York Stock Exchange and state securities regulators.

Restrictions on Payment of Dividends

The Company is a legal entity separate and distinct from its subsidiaries (including the Bank and Mellon Bank). The Company relies primarily on dividends from such subsidiaries to meet its obligations and to declare and pay dividends on its Preferred Stock and Common Stock. There are various legal and regulatory limitations on the extent to which the Bank and Mellon Bank can finance or otherwise supply funds (by dividend or otherwise) to the Company and certain of its other affiliates.

The Bank is subject to dividend limitations under the Federal Reserve Act and the New York Banking Law. Under these statutes, prior regulatory approval is required for dividends in any year that would exceed the net income of the Bank for such year combined with retained net income for the prior two years. Also, the Bank is prohibited from paying a dividend in an amount greater than “undivided profits then on hand.” Under the first and currently most restrictive of these two standards, at March 31, 2007 the Bank could declare dividends of $888 million.

In addition to these statutory tests, the Bank’s primary federal regulator (the Federal Reserve Board) could prohibit a dividend if it determined that the payment would constitute an unsafe or unsound banking practice. The Federal Reserve Board has indicated that, generally, dividends should be paid by banks only to the extent of earnings from continuing operations.

Mellon Bank is a national bank. A national bank must obtain the prior approval of the OCC to pay a dividend if the total of all dividends declared by the national bank in any calendar year exceeds the bank’s net profits for that year, combined with its retained net profits for the preceding two calendar years. Additionally, such bank may not declare dividends in excess of net profits on hand after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses.

Under the first and currently most restrictive of the foregoing federal dividend limitations, Mellon Financial’s national bank subsidiaries could, without prior regulatory approval, declare dividends subsequent to March 31, 2007 of approximately $180 million of their retained earnings of approximately $1.8 billion at

March 31, 2007, less any dividends declared, plus or minus net profits or losses earned between April 1, 2007 and the date of any such dividend declaration.

The payment of dividends is also limited by minimum capital requirements imposed on banks. As of March 31, 2007, all bank subsidiaries now owned by the Company exceeded these requirements.

Consistent with its policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has indicated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company’s capital needs, asset quality and overall financial condition.

Transactions with Affiliates

The Federal Reserve Act limits and requires collateral for extensions of credit by the Company’s insured subsidiary banks to the Company and, with certain exceptions, its non-bank affiliates. Also, there are restrictions on the amounts of investments by such banks in stock and other securities of the Company and such affiliates, and restrictions on the acceptance of their securities as collateral for loans by such banks. Extensions of credit by the banks to each of the Company and such affiliates are limited to 10% of such bank’s regulatory capital, and in the aggregate for the Company and all such affiliates to 20%, and collateral must be between 100% and 130% of the amount of the credit, depending on the type of collateral.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED F IXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

For the three months ended March 31, 2007 and 2006 and for the five years ended December 31, 2006, the consolidated ratios of earnings to fixed charges of Bank of New York and Mellon Financial computed as set forth below, were as follows:

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Bank of New York Earnings to Fixed Charges(1):
Excluding interest on deposits	4.06	3.76	3.50	4.60	6.86	6.61	4.12
Including interest on deposits	2.06	2.09	1.94	2.42	3.35	3.11	2.21

Mellon Financial (Parent Corporation)(2)	2.38	3.20	3.24	4.34	3.83	4.83	5.28
Mellon Financial and its subsidiaries:
Excluding interest on deposits	4.21	4.26	4.25	5.24	6.13	5.66	4.94
Including interest on deposits	2.24	2.37	2.21	2.92	3.85	3.97	3.37

(1)	For purposes of computing the ratios of earnings to fixed charges, earnings represent continuing operations income (loss) before extraordinary items plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. For the periods presented, Bank of New York had an immaterial amount of preferred stock outstanding. Accordingly, the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are identical to the consolidated ratios of earnings to fixed charges for the periods presented.
(2)	Mellon Financial (Parent Corporation) ratios include the accounts of Mellon Financial, Mellon Funding, a wholly owned subsidiary of Mellon Financial that functions as a financing entity for Mellon and its subsidiaries by issuing commercial paper and other debt guaranteed by Mellon Financial; and MIPA, LLC, a single member limited liability company wholly owned by Mellon Financial, created to hold and administer corporate owned life insurance. Here, earnings represent income before taxes from continuing operations, plus the fixed charges from operations of Mellon Financial, but exclude equity in undistributed net income (loss) of subsidiaries. Consequently, these ratios vary with the payment of dividends by such subsidiaries. In the ratios for Mellon Financial and its subsidiaries, earnings represent continuing operations income before taxes and the cumulative effect of changes in accounting principles plus fixed charges from continuing operations. Fixed charges represent interest expense, one-third (the proportion deemed representative of the interest factor) of net rental expense and amortization of debt issuance costs. These ratios are presented both including and excluding interest on deposits in fixed charges from continuing operations. For the periods presented, Mellon Financial had no preferred stock outstanding. Accordingly, the consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are identical to the consolidated ratios of earnings to fixed charges for the periods presented.

WHERE YOU CAN FIND MORE INFORMATION

The Company, the Capital Trusts and Mellon Funding have filed a registration statement with the SEC. This prospectus is part of the registration statement, but the registration statement also contains additional information and exhibits. Bank of New York and Mellon Financial have filed, and the Company has filed or will file, proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov.”

The Company’s Common Stock ($0.01 par value) is listed on the New York Stock Exchange under the symbol “BK”. Reports and other information concerning the Company, Bank of New York and Mellon Financial can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows the Company to incorporate documents by reference in this prospectus. This means that if we list or refer to a document which we, Bank of New York or Mellon Financial have filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus.

The documents listed below are incorporated by reference into this prospectus:

•	Joint Proxy Statement/Prospectus of Mellon Financial and Bank of New York dated April 17, 2007 (forming part of the Company’s Registration Statement on Form S-4 (No. 333-140863));

•	Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006 (SEC File No. 001-06152);

•	Mellon Financial’s Annual Report on Form 10-K for the year ended December 31, 2006 (SEC File No. 1-7410);

•	Bank of New York’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (SEC File No. 001-06152);

•	Mellon Financial’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (SEC File No. 1-7410);

•

Bank of New York’s Current Reports on Form 8-K, filed January 16, 2007, January 18, 2007, February 28, 2007, April 5, 2007, April 17, 2007, April 18, 2007, May 11, 2007, May 17, 2007, May 24, 2007, June 20, 2007 and June 22, 2007 (SEC File No. 001-06152) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules);

•

Mellon Financial’s Current Reports on Form 8-K, filed January 3, 2007 (2 filings), January 17, 2007, January 23, 2007, January 30, 2007, February 26, 2007, February 28, 2007, April 5, 2007, April 9, 2007, April 18, 2007, April 23, 2007 (2 filings), May 9, 2007, May 10, 2007, May 21, 2007, May 24, 2007, June 12, 2007, June 20, 2007 and June 29, 2007 (SEC File No. 1-7410) (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules);

•	The Company’s Current Report on Form 8-K, filed July 2, 2007; and

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Telephone: (212) 635-1787

No separate financial statements of any Capital Trust are included in this prospectus. The Company and the Capital Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each Capital Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company’s obligations under each series of corresponding Junior Subordinated Debt Securities, the Junior Indenture pursuant to which the corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a Capital Trust. In addition, the Company does not expect that the Capital Trusts will be filing reports under the Exchange Act with the SEC. No separate financial statements of Mellon Funding are included in this prospectus because the Company and Mellon Funding do not consider that such financial statements would be material to holders of the Debt Securities because Mellon Funding is a subsidiary that only issues Senior and Senior Subordinated Debt Securities fully and unconditionally guaranteed by the Company.

You should only rely on the information contained in this prospectus or any prospectus supplement or incorporated by reference. Neither the Company nor any Capital Trust or Mellon Funding has authorized anyone to provide you with different information. Neither the Company nor any Capital Trust or Mellon Funding is making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or such prospectus supplement. The financial condition, results of operations or business prospects of the Company may have changed since those dates.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, financing acquisitions or business expansion, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

Except as may be set forth in a prospectus supplement, each Capital Trust will invest all proceeds received from any sale of its Trust Securities in corresponding Junior Subordinated Debt Securities to be issued by the Company in connection with any issuance of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the corresponding Junior Subordinated Debt Securities to each Capital Trust or Mellon Trust for the purposes described above.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

DESCRIPTION OF SENIOR DEBT SECURITIES AND

SENIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company or Mellon Funding, as applicable, (sometimes referred to as the “Debt

Securities” in this “Description of Senior Debt Securities and Senior Subordinated Debt Securities” only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the series of Debt Securities;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the series of Debt Securities will be payable;

•	the rate or rates per annum at which the series of Debt Securities will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•

if Debt Securities are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than U. S. dollars;

•

if the principal of (and premium, if any) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

•

whether, and the terms and conditions relating to when, the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	the portion of the principal amount of the series of Debt Securities that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

•

the terms, if any, upon which the Debt Securities of the series are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion may be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

•	any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, solely with respect to the series of Debt Securities;

•	whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the series of Debt Securities;

•

if Debt Securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•

if the series of Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities; and

•	any additional restrictive covenants included for the benefit of the series of Debt Securities; and

•	any additional material terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of July 18, 1991, between The Bank of New York Mellon Corporation (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “BNY Senior Indenture”). The Senior Debt Securities issued by Mellon Funding and related Guarantees of the Company may be issued under an Indenture, dated as of May 2, 1988, among The Bank of New York Mellon Corporation (successor to Mellon Financial Corporation), Mellon Funding Corporation, and Manufacturers and Traders Trust Company (successor to The Bank of New York, as successor to JPMorgan Chase Bank, National Association, as successor to The Chase Manhattan Bank, National Association), as Trustee, as supplemented by the First Supplemental Indenture dated as of November 29, 1990, the Second Supplemental Indenture dated as of June 12, 2000 and the Third Supplemental Indenture dated as of June 29, 2007, as further supplemented form time to time (the “Mellon Senior Indenture”).

The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of October 1, 1993, between The Bank of New York Mellon Corporation (successor to The Bank of New York Company, Inc.) and Manufacturers and Traders Trust Company (successor to J.P. Morgan Trust Company, National Association, as successor by merger to Chase Manhattan Trust Company, National Association), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “BNY Senior Subordinated Indenture”). The Senior Subordinated Debt Securities issued by Mellon Funding and related Guarantees of the Company may be issued under an Indenture, dated as of June 12, 2000, among The Bank of New York Mellon Corporation (successor to Mellon Financial Corporation),

Mellon Funding Corporation and Union Bank of California, National Association (successor to J.P.Morgan Trust Company, N.A. formerly known as Bank One Trust Company, N.A.), as Trustee, as supplemented by the First Supplemental Indenture dated as of April 30, 2001, the Second Supplemental Indenture dated as of March 5, 2004 and the Third Supplemental Indenture dated as of June 29, 2007, as further supplemented form time to time (the “Mellon Senior Subordinated Indenture”).

The BNY Senior Indenture and the BNY Senior Subordinated Indenture are sometimes referred to collectively as the “BNY Indentures.” The Mellon Senior Indenture and the Mellon Senior Subordinated Indenture are sometimes referred to collectively as the “Mellon Indentures.” The BNY Indentures and the Mellon Indentures are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part by reference to Bank of New York’s or Mellon Financial’s previous filings with the SEC.

Debt Securities Issued by the Company under the BNY Senior Indenture or the BNY Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $6.0 billion as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in the prospectus supplement:

•

principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register (Sections 202, 305 and 1002); and

•	the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. “Original Issue Discount Debt Security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The BNY Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The BNY Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The BNY Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “Modification of the BNY Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the BNY Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the BNY Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the BNY Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. If, upon any such payment or distribution of assets to creditors, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, there remain any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the BNY Senior Subordinated Indenture, “Excess Proceeds”) and if, at such time, any Entitled Persons in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the BNY Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the BNY Senior Subordinated Indenture as the principal of (and premium, if any) and interest on (a) all of the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of the BNY Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. (Section 101 of the BNY Senior Subordinated Indenture). The term “indebtedness for money borrowed” when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the BNY Senior Subordinated Indenture).

Unless otherwise specified in the prospectus supplement, the term “Other Financial Obligations” means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•

derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

•

in the case of both items above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Debt Securities. Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Entitled Persons means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the BNY Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other, subject to the obligations of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the BNY Senior Subordinated Indenture.

Indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $6.0 billion as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date.

The BNY Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. When issued, the Senior Debt Securities will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the junior subordinated indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

The holder of any convertible Debt Securities not previously redeemed will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement to convert convertible Debt Securities into shares of Common Stock as specified in the applicable prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of Common Stock as a dividend;

•	subdivisions and combinations of Common Stock;

•

the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

•	the distribution to all holders of Common Stock of:

•	shares of Company capital stock other than Common Stock;

•	evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the BNY Senior Indenture and Section 1005 of the BNY Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of

Senior Debt Securities, Section 501(4) of the BNY Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(C) of the BNY Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the BNY Senior Indenture and Section 1005 of the BNY Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the BNY Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(D) of the BNY Senior Subordinated Indenture (with respect to Section 1005 of the BNY Indentures containing the covenant to pay taxes and other claims, Section 1006 of the BNY Senior Indenture containing the restrictions described under “—Limitation on Disposition of Stock of the Bank”) and Sections 501(4) and 501(5) of the BNY Senior Indenture and Sections 503(C) and 503(D) of the BNY Senior Subordinated Indenture containing the provisions described under “—Defaults” relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities.”

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee, through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay (a) the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and (b) any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for such Debt Securities and the value of the holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such legal defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors. (Article 13 of the BNY Senior Indenture and Article 14 of the BNY Senior Subordinated Indenture).

The prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The BNY Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. (Section 1006 of the BNY Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the BNY Senior Indenture).

Defaults

The BNY Senior Indenture

The BNY Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the BNY Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty included in the BNY Senior Indenture solely for the benefit of another series of Senior Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

•	certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series on behalf of the holders of all Senior Debt Securities of that series. (Sections 502 and 513).

The BNY Senior Subordinated Indenture

The BNY Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to BNY Senior Subordinated Debt Securities of that series. (Section 501).

The BNY Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the BNY Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty included in the BNY Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

BNY Senior and BNY Senior Subordinated Indentures

The BNY Indentures provide that, within 90 days after the occurrence of a default with respect to Debt Securities of any series, the applicable Trustee will give to the holders of Debt Securities of that series notice of such default known to it if uncured and not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series or in the payment of any sinking fund installment with respect to that series, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the BNY Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The BNY Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the BNY Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The BNY Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

The BNY Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the BNY Senior Indenture and Section 1004 of the BNY Senior Subordinated Indenture).

Modification of the BNY Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

Modification and amendments of each BNY Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to holders in the case of the BNY Senior Subordinated Indenture), except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the BNY Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The BNY Indentures provide, however, that each of the amendments and modifications listed in the first nine items and, in the case of the BNY Senior Subordinated Indenture, the tenth item above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the BNY Indentures and Section 907 of the BNY Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the BNY Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the BNY Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the BNY Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the BNY Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the BNY Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the BNY Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the BNY Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

The BNY Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

•

the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default,

•

the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the item immediately above), and

•	Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

The BNY Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Debt Securities Issued by Mellon Funding and Guaranteed by the Company under the Mellon Senior Indenture or the Mellon Senior Subordinated Indenture

Guarantees

The Company will unconditionally guarantee (the “Guarantees”) the punctual payment of the principal, any premium, any interest and any sinking fund payments on the Debt Securities issued by Mellon Funding when they become due from maturity, acceleration, redemption or otherwise. The Guarantees of the Senior Debt Securities rank equally with all other general credit obligations of the Company. The Guarantees of the Senior Subordinated Debt Securities are subordinate to all Senior Debt of the Company.

Because the Company is a holding company, the rights of our creditors—including you if you hold Debt Securities and the Guarantees are enforced—to share in distributions from any subsidiary will be subject to prior claims of that subsidiary’s creditors, including depositors if the subsidiary is a bank. Regulatory considerations also impact the transfer of funds from bank subsidiaries as we discuss in “—Regulatory Considerations.”

Events of Default

Mellon Senior Indenture.

The Mellon Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	failure to pay the principal or premium on a Senior Debt Security of that series when due;

•	failure to pay interest on a Senior Debt Security of that series when due, which continues for 30 days;

•	failure to deposit any sinking fund payment for a Senior Debt Security of that series when due;

•

default in the performance of the restrictive covenants contained in the Mellon Senior Indenture for the benefit of Debt Securities of that series, which continues for 60 days after a written notice of such breach is received from the Trustee or the holders of at least 25% of the principal amount of outstanding Debt Securities;

•	the Company, Mellon Funding or Mellon Bank files for bankruptcy, or certain other bankruptcy, insolvency or liquidation events occur as to any of them; and

•	any other Default or Event of Default provided with respect to Senior Debt Securities of that Series. (Section 601)

Mellon Senior Subordinated Indenture.

Under the Mellon Senior Subordinated Indenture, an “Event of Default” is limited to certain events involving the bankruptcy, insolvency or reorganization of the Company or Mellon Bank (Section 601). The Mellon Senior Subordinated Indenture does not define an “Event of Default” as including, or provide for rights of acceleration of the Senior Subordinated Debt Securities when:

•	an event of bankruptcy, insolvency or reorganization of Mellon Funding alone; or

•	a default in payment of principal or interest or failure to perform covenants or agreements in the Senior Subordinated Debt Securities or Mellon Senior Subordinated Indenture occurs.

The Mellon Senior Subordinated Indenture defines a “Default” with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	failure to pay the principal or any premium on a Senior Subordinated Debt Security on its due date;

•	failure to pay interest on a Senior Subordinated Debt Security within 30 days of its due date; and

•

breach of any covenant or warranty in the Mellon Senior Subordinated Indenture for 60 days after a notice of such breach is received from either the Trustee or direct holders of at least 25% of the principal amount of outstanding Debt Securities of the affected series. (Section 603)

Remedies

If an Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of all the securities of that series to be due and immediately payable. (Section 602 of Mellon Indentures). This notice must be in writing to Mellon Funding and the Company. At any time after the Trustee or the holders have accelerated any series of Debt Securities, the holders of a majority in aggregate principal amount of outstanding Debt Securities of that series may cancel such acceleration if Mellon Funding or the Company has deposited monies on account of certain overdue amounts with the Trustee.

If a Default occurs under the Mellon Senior Subordinated Indenture, the Trustee can demand payment of amounts then due and payable on the affected series of Senior Subordinated Debt Securities and, in its discretion, proceed to enforce any covenant. Upon a Default, the Trustee may not act to accelerate the Senior Subordinated Debt Securities.

Except in cases of Default, where a Trustee has to act with a required standard of care, a Trustee is not required to take any action under the Indenture at the request of any direct holders unless the direct holders offer the Trustee reasonable protection from expenses and liability, called an “indemnity.” If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. These majority direct holders may also direct the Trustee in performing any other action under the Mellon Indentures.

In general, before a holder may bypass the Trustee and bring his own lawsuit or other formal legal action or take other steps to enforce his rights or protect his interests related to the Debt Securities, the following must occur:

•	that holder must previously give to the Trustee written notice that an Event of Default, or in the case of the Subordinated Debt Securities, a Default has occurred and remains uncured;

•

the direct holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of that series also must have offered the Trustee reasonable indemnity and made written request to the Trustee to institute such proceeding as Trustee;

•

the Trustee must not have received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with the written notice during the 60-day period after receipt of the notice; and

•	the Trustee must have failed to institute a proceeding within 60 days. (Section 607 of Mellon Indentures).

Any holder of a Debt Security, however, has the absolute right to institute suit for payment of money due on his security on or after the due dates for payment. Indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

The Mellon Indentures require the Company to furnish to the Trustees annually a statement as to the performance of the obligations under the Mellon Indentures and as to any default in such performance.

Merger and Similar Events

The Company and Mellon Funding may, without the consent of the holders of any of the Debt Securities, consolidate or merge with or into another entity, and sell or lease all or substantially all of its assets to another entity. Both are also permitted to buy or lease substantially all of the assets of another entity. Either may take these actions provided that:

•

the successor entity, if other than the Company or Mellon Funding, assumes all of the Company’s or Mellon Funding’s obligations on the Guarantees or the Debt Securities, as applicable, and under the Mellon Indentures;

•

the merger, sale of assets or other transaction must not cause an Event of Default under either Mellon Indenture or a Default under the Mellon Senior Subordinated Indenture and none must have already occurred unless the merger or other transaction would cure the Event of Default or Default; and

•	certain other conditions are met. (Sections 901 and 903 of Mellon Indentures)

Restrictive Covenants

Limitations in the Mellon Senior Indenture on the Company’s Disposition of the Voting Stock of Mellon Funding or Mellon Bank.

The Mellon Senior Indenture provides that the Company cannot assign, sell, grant a security interest in or otherwise dispose of any shares or rights to obtain shares with general voting power, other than directors’ qualifying shares, of Mellon Bank or Mellon Funding. Also, the Company may not permit Mellon Bank or

Mellon Funding to issue any shares or rights to obtain shares with general voting power of Mellon Bank or Mellon Funding. However, in the case of Mellon Bank, any of such transactions are permitted:

•	that are for fair market value on the date of action; and

•	where, after the transaction, the Company owns at least 80% of the shares of issued and outstanding voting stock of Mellon Bank. (Section 1107)

Subject to the merger provisions of the Mellon Senior Indenture, the Company cannot allow Mellon Bank or Mellon Funding to merge or consolidate with another company or sell, grant a security interest in or lease substantially all of its assets unless, in the case of Mellon Bank:

•	the transaction is for fair market value, unless to or with a company in which the Company owns at least 80% of the shares of issued and outstanding voting stock; and

•	after the transaction, the Company owns at least 80% of the shares of issued and outstanding voting stock of Mellon Bank. (Section 1107)

Limitations in the Mellon Senior Subordinated Indenture on the Company’s Disposition of the Voting Stock of Mellon Funding.

The Mellon Senior Subordinated Indenture provides that the Company cannot, subject to the merger provisions, sell, assign, grant a security interest in or otherwise dispose of any shares or rights to obtain shares with general voting power of Mellon Funding. The Company cannot permit Mellon Funding to:

•	issue shares or securities convertible into shares with general voting power, except to the Company;

•	merge or consolidate with a person other than the Company; or

•	sell, assign, grant a security interest in or otherwise dispose of or lease substantially all of its assets. (Section 1107)

Unless the prospectus supplement provides otherwise, the Mellon Indentures contain no covenants that protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company, Mellon Funding or Mellon Bank.

Modification of the Mellon Indentures

Changes Not Requiring Approval of Holders.

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend or supplement each Mellon Indenture for clarifications and certain other changes that would not adversely affect holders of any series of Debt Securities. No approval is necessary to make any change that affects only Debt Securities to be issued under each Mellon Indenture after the changes take effect. (Section 1001 of the Mellon Indentures)

The Company may also make changes or obtain waivers that do not adversely affect a particular Debt Security, even if such changes or waivers affect other Debt Securities. In those cases, the Company does not need to obtain the approval of the holder of that Debt Security; the Company need only obtain any required approvals from the holders of the affected Debt Securities or other Debt Securities.

Changes Requiring Approval of Holders.

Modification and amendments of each Mellon Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than 66 2/3% in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series, except that no such supplemental indenture may:

•	change the payment due date of the principal or interest on any Debt Security;

•	reduce any amounts due on a Debt Security;

•	reduce the principal amount, the amount payable on acceleration of the maturity after default, the interest rate or the redemption price for a Debt Security;

•	change the place or currency of payment on a Debt Security;

•	impair the right to sue for payment;

•	in the case of the Senior Subordinated Debt Securities, modify the subordination provisions in a manner that is adverse to you;

•	reduce the percentage of holders of Debt Securities whose consent is required to modify or amend the Mellon Indenture or to waive compliance with certain provisions of the Mellon Indenture;

•	modify any other aspect of the provisions dealing with modification and waiver; or

•	modify the terms of the Guarantees in a way that is adverse to you.

The Mellon Indentures provide, however, that each of the amendments and modifications listed above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 1002 of Mellon Indentures)

Legal Ownership of Debt Securities

Those who have Debt Securities registered in their own names on the books that the Company or the Trustee maintain for this purpose are referred to as “holders” of those Debt Securities. These persons are the legal holders of the Debt Securities. Those who, indirectly through others, own beneficial interests in the Debt Securities that are not registered in their own name are referred to as “indirect holders”. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in Debt Securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer.

Unless otherwise indicated in the prospectus supplement, the Debt Securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

Holders may have Debt Securities broken into more Debt Securities of permitted smaller denominations or combined into fewer Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. Holders may exchange or transfer Debt Securities at the office of the security registrar.

Holders will not be required to pay a service charge to transfer or exchange Debt Securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with proof of ownership.

When the Company designates a securities registrar, it will be named in the prospectus supplement according to the terms of the Indenture. Under the Mellon Indentures, the Company has agreed to appoint an office or agency in New York City for holders to transfer or exchange Debt Securities having New York as the place of payment.

Payment and Paying Agents.

The Company will pay interest, principal and any other money due on the Debt Securities at payment offices designated by the Company. These offices are called paying agents. Holders must make arrangements to have payments picked up at that office. The Company may also choose to pay interest by mailing checks to the address specified in the security register.

The Company will pay interest to holders who are direct holders at the close of business on a particular day in advance of each due date for interest are a direct holder, even if such holder no longer owns the Debt Security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling Debt Securities must work out between them how to compensate for the fact that the Company will pay all the interest for an interest period to the holder who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the Debt Securities to prorate interest fairly between buyer and seller. This prorated interest is called “accrued interest.”

Regardless of who acts as paying agent, all money paid by the Company to a paying agent that remains unclaimed at the end of three years after the amount is due to direct holders will be repaid to the Company. After that three-year period, holders may look only to the Company for payment and not to the Trustee, any other paying agent or anyone else.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices.

Notices to be given to holders of a global security will be given only to the depository in accordance with its policies as described under “Global Securities.” Notices to be given to holders of Debt Securities not in global form will be sent by mail to the address of the holder appearing in the Trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

Defeasance

If the Debt Securities of a series will be subject to full defeasance or covenant defeasance or either type of defeasance, the prospectus supplement relating to that series will so indicate.

Full Defeasance.

The Company may terminate or “defease” its obligations under the Mellon Indentures of any series of Debt Securities, provided that certain conditions are met, including:

•

the Company must irrevocably deposit in trust for the benefit of all holders a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their applicable due dates;

•

there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

•

an opinion of independent counsel shall have been delivered to the Trustee to the effect that the holders of the Debt Securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted. (Sections 1402 and 1404 of Mellon Senior Indenture and Sections 1502 and 1504 of Mellon Senior Subordinated Indenture)

If full defeasance is applicable to a Debt Security, holders will have to rely solely on the trust deposit for payments on such Debt Security. Holders could not look to the Company for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of the Company’s lenders and other creditors if the Company ever became bankrupt or insolvent. In the case of Subordinated Debt Securities, holders would also be released from the subordination provisions on the Subordinated Debt Securities described under “—Subordination of the Subordinated Debt Securities.”

Covenant Defeasance.

Under current federal tax law, the Company can make the same type of deposit described above and be released from some of the restrictive covenants relating to a Debt Security. This is called “covenant defeasance.” In that event, holders would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay such Debt Security. In the case of Senior Subordinated Debt Securities, holders would be released from the subordination provisions on such subordinated Debt Security described later. In order to achieve covenant defeasance, the Company must do the following:

•

deposit in trust for the benefit of the holders of the Debt Securities a combination of U.S. dollars and U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their applicable due dates; and

•

deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your Debt Security any differently than if we did not make the deposit and just repaid the Debt Security ourselves. (Sections 1403 and 1404 of Mellon Senior Indenture and Sections 1503 and 1504 of Mellon Senior Subordinated Indenture)

Ranking

The Debt Securities are not secured by any property or assets of Mellon Funding. Accordingly, ownership of Debt Securities means holders are one of Mellon Funding’s unsecured creditors. The Senior Debt Securities are not subordinated to any of Mellon Funding’s other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of Mellon Funding. The Guarantees of the Senior Debt Securities rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Senior Subordinated Debt Securities and related Guarantees are subordinated to some of Mellon Funding’s and the Company’s existing and future debt and other liabilities. See “—Subordination of the Subordinated Debt Securities” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination of the Subordinated Debt Securities

The Senior Subordinated Debt Securities are subordinated securities and, as a result, the payment of principal of, and any premium and interest on, the Debt Securities are subordinated in right of payment to the prior payment in full of all of the Senior Debt of Mellon Funding. The Guarantees of the Senior Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all of the Company’s Senior Debt. This means that, in certain circumstances where payments are not being made on all of Mellon Funding’s debt obligations as they come due, the holders of all of Mellon Funding’s Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on their Debt Securities before the holders of Senior Subordinated Debt Securities and the Guarantees will be entitled to receive any amounts on the Subordinated Debt Securities and the Guarantees. These circumstances include when the Company or Mellon Funding makes a payment or distributes assets to creditors upon any liquidation, dissolution, winding-up or reorganization of the Company or Mellon Funding. (Sections 1401 and 1402 of Mellon Senior Subordinated Indenture)

In addition, no payments of principal of, or any premium or interest on, the Subordinated Debt Securities may be made if there had been a Default in the obligation to make payments on Senior Debt and such Default is not cured.

By reason of such subordination provisions, in the event of insolvency, a direct holder of Senior Debt Securities may ultimately receive more than a direct holder of the same amount of Subordinated Debt Securities, and a creditor that is owed a specific amount may ultimately receive more than a direct holder of the same amount of Senior Subordinated Debt Securities.

“Senior Debt” means the principal of, and any premium and interest on, all of our indebtedness, including indebtedness of others that is guaranteed by the Company, whether such indebtedness exists now or is created, incurred or assumed by the Company after the date of this prospectus, that is for borrowed money, evidenced by a note or similar instrument or is incurred or given when the Company acquires any business, property or assets, or that the Company owes as a lessee under leases that generally accepted accounting principles require to be capitalized on the Company’s balance sheet or leases made as part of any sale and leaseback transaction engaged in by the Company. Senior Debt includes any Senior Debt Securities. Senior Debt also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that itself was Senior Debt. Senior Debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the Debt Securities. Senior Debt does not include the Senior Subordinated Debt Securities or any junior subordinated debentures. (Section 101 of Mellon Senior Subordinated Indenture)

The Company owed a total of approximately $6.0 billion in principal amount of Senior Debt, without counting any accrued interest on that Senior Debt, as of May 31, 2007, based on the Bank of New York and Mellon amounts outstanding as of that date. The Mellon Indentures do not limit the amount of Senior Debt the Company is permitted to have, and we may in the future incur additional Senior Debt.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of Debt Securities may be convertible or exchangeable into other Debt Securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the Debt Security holders would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Regarding the Trustees

The Trustee under either Mellon Indenture will be named in the prospectus supplement. We and certain of our subsidiaries may conduct transactions with the Trustees in the ordinary course of business and the Trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both Mellon Indentures are, and the Senior and Senior Subordinated Debt Securities will be, governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except that the rights, immunities, duties and liabilities of the Trustee under the Mellon Senior Indenture are governed by the laws of the State of New York and of the Trustee under the Mellon Senior Subordinated Indenture are governed by the laws of the State of Illinois.

TRUST PREFERRED SECURITIES; JUNIOR SUBORDINATED DEBT SECURITIES; RELATED GUARANTEES AND OTHER OBLIGATIONS

A description of the terms of Trust Preferred Securities, Junior Subordinated Debt Securities, related Guarantees and other related obligations which may be issued from time to time pursuant to this Registration Statement will be contained in a Prospectus Supplement related to any offering of such securities.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value,

•	number of shares or fractional interests therein,

•	any dividend, liquidation, redemption, voting and other rights,

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities,

•	the securities exchanges, if any, on which such Preferred Stock is to be listed, and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designation relating to the series of the Preferred Stock, the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation, the Company’s By-Laws and the Delaware General Corporation Law for a complete statement of the terms and rights of that Preferred Stock. That Certificate of Designation will be filed with the SEC promptly after the offering of the Preferred Stock.

General

Under the Company’s Amended and Restated Certificate of Incorporation, the Company is authorized to provide for the issuance of up to 3,600,000,000 shares of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s common stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of its common stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the

Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock (collectively referred to as the “Senior Securities”). All shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designation for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve Board. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends.”

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under regulations adopted by the Federal Reserve, if the holders of shares of any series of Preferred Stock of the Company become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% if it otherwise exercises a “controlling influence” over the Company) may then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, at such time as such series is deemed a class of voting securities,

(i) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve Board under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series.

Preferred Stock Outstanding

As of the date of this prospectus, the Company has issued and outstanding no shares of Preferred Stock. The Company, as successor by merger to Mellon Financial Corporation, is a party to Stock Purchase Contracts obligating the Company to issue to Mellon Capital Trust IV, a subsidiary of the Company, on the Stock Purchase Date specified in the Stock Purchase Contracts, an aggregate of 5,001 shares of the Company’s Series A Noncumulative Preferred Stock, liquidation preference $100,000 per share.

Transfer Agent, Registrar and Dividend Disbursement Agent

Mellon Investor Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Company’s Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The form of Deposit Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part by reference to Bank of New York’s previous filings with the SEC.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the

Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designation) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designation. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Amended and Restated Certificate of Incorporation and By-Laws, and to the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange. Its symbol is BK.

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Amended and Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including the Bank and Mellon Bank, to pay dividends or otherwise transfer funds to it, and

•	is also subject to policies established by the Federal Reserve Board. See “Certain Regulatory Considerations—Restrictions on Payment of Dividends.”

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Mellon Investor Services is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s By-Laws

The DGCL restricts certain business combinations. The statute prohibits certain Delaware corporations from engaging in any business combination with a holder of 15% or more of the corporation’s outstanding voting stock (“interested stockholder”) or with any entity if the transaction is caused by the interested stockholder within three years after the person or entity becomes an interested stockholder unless

•	the transaction that caused the person to become an interested stockholder was approved by the Board of Directors of the corporation prior to the transaction;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the outstanding voting stock of the corporation not including (1) shares held by persons who are both officers and directors of the corporation and (2) shares held by specified employee benefit plans;

•

after the person becomes an interested stockholder, the business combination is approved by the Board of Directors and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or

•

the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the Board of Directors, as specified in the DGCL.

The DGCL defines the term “business combination” to include transactions such as mergers, sales and leases of assets, issuances of securities and similar transactions.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Amended and Restated Certificate of Incorporation or By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (1) on or before the later of 120 calendar days before the date of the annual meeting at which the election is to take place or 30 calendar days following the first public announcement by the Company of the annual meeting date and (2) not later than 15 days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made. The notice must also provide certain information set forth in the Company’s By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

The Company’s By-Law provisions regarding stockholder proposals are similar to the provisions relating to stockholder nominations in connection with an annual meeting. The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, the reasons for conducting such business at the meeting and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder and any material interest of the stockholder in the business proposed at the meeting.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, preferred stock, common stock or depositary shares of the Company, debt securities of Mellon Funding, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

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whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Trust Preferred Securities, Preferred Stock or other securities (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise referred to in the prospectus supplement relating to an offering of the particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing in the aggregate the total number of a Capital Trust’s Trust Preferred Securities, aggregate principal amount of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a) DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be registered under the Exchange Act;

(b) we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c) in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities.

Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate liquidation amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security, Trust Preferred Security or Preferred Stock certificates representing such Debt Security, Trust Preferred Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the Applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a Capital Trust’s Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Capital Trusts, the Mellon Trust and the Company believe to be accurate, but the Capital Trusts, the Mellon Trust and the Company assume no responsibility for the accuracy thereof. The Capital Trusts, the Mellon Trust and the Company do not have any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for the Company by Arlie R. Nogay, Chief Securities Counsel of the Company, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the Capital Trusts will be passed upon by Richards, Layton and Finger, P.A., special Delaware counsel to the Company and the Capital Trusts.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Bank of New York’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Bank of New York’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. Such consolidated financial statements and management’s assessment are incorporated by reference in reliance on such reports given on their authority as experts in accounting and auditing.

KPMG LLP, independent registered public accounting firm, has audited Mellon Financial’s consolidated financial statements (and related financial statement schedules) and management’s assessment of the effectiveness of internal control over financial reporting, in each case, included in Mellon Financial’s Annual Report on Form 10-K for the year ended December 31, 2006, as set forth in their reports thereon, which are incorporated in this prospectus by reference. The report with respect to the December 31, 2006 consolidated financial statements refers to a change in Mellon’s method of accounting for employer defined pension and other postretirement plans in accordance with Statement of Financial Accounting Standards No. 158.

Subsequent audited consolidated financial statements of the Company and its subsidiaries and reports on the effectiveness of the Company’s internal control over financial reporting as of the dates of such financial statements will also be incorporated by reference in this prospectus in reliance upon the authority of the firm providing such reports as experts in doing so to the extent said firm has audited those consolidated financial statements and consented to the use of their reports thereon in this prospectus.

PLAN OF DISTRIBUTION

Securities offered by the Company and each Capital Trust

The securities to be offered by the Company and each Capital Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each Capital Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable Capital Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company and/or the applicable Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company or any Capital Trust, the Company or such Capital Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company or such Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or the applicable Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Bank, Mellon Bank and other subsidiaries of the Company in the ordinary course of business.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

This prospectus and applicable prospectus supplement may be used by BNY Capital Markets, Inc., Mellon Financial Markets LLC and other affiliates of the Company in connection with offers and sales relating to the initial sale of securities and any market making transactions in securities. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions.

BNY Capital Markets, Inc. and the Mellon Financial Markets LLC, affiliates of the Company, may act as an underwriter or agent in connection with the offer and sale of securities offered by the Company or any Capital Trust pursuant to this prospectus, including acting as our agent to sell shares of Common Stock from time to time pursuant to a sales agency financing arrangement. Each offering of securities will conform to the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

In connection with the sale of any securities registered under the registration statement of which this prospectus is a part, the maximum underwriting commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or any independent broker dealer will be 8%.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

                          Shares

The Bank of New York Mellon Corporation

Common Stock

Goldman, Sachs & Co.

Citi